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As filed with the Securities and Exchange Commission on July 27, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ADAPTIMMUNE THERAPEUTICS PLC
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

101 Park Drive, Milton Park
Abingdon, Oxfordshire OX14
4RY
United Kingdom
(44) 1235 430000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ADAPTIMMUNE LLC
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, PA 19103
United States of America
(215) 825 9260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:
David S. Bakst, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, New York 10020 Telephone: (212) 506-2500 Facsimile: (212) 262-1910
James J. Noble, Chief Executive Officer
Adrian Rawcliffe, Chief Financial Officer
Adaptimmune Therapeutics plc
101 Park Drive, Milton Park
Abingdon, Oxfordshire, OX14 4RY
United Kingdom
Telephone: (44) 1235 430000
Facsimile: (44) 1235 430001

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price per Share	Amount to be Registered/ Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Ordinary shares, nominal value £0.001 per share(4)	—	$250,000,000	$25,175.00

(1)
An indeterminate aggregate offering price and number or amount of the registrant's ordinary shares are being registered as may from time to time be sold at indeterminate prices, which together shall have an aggregate offering price not to exceed $250,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share splits, share dividends or similar transactions.

(2)
The proposed maximum per share and aggregate offering prices for the registrant's ordinary shares will be determined from time to time by the registrant in connection with the issuance by the registrant of the ordinary shares registered hereunder.

(3)
Calculated pursuant to Rule 457(o) under the Securities Act.

(4)
The ordinary shares registered hereby will be represented by the registrant's American Depositary Shares ("ADSs"), each of which will represent six (6) ordinary shares of the registrant. Such ADSs issuable on deposit of the ordinary shares registered hereby have been registered under two separate registration statements on Form F-6 (File No.: 333-203642 and a separate registration statement being filed on the date hereof).

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This registration statement contains two prospectuses:

  •
  a base prospectus which covers the offering, issuance and sale of up to $250,000,000 of the registrant's ADSs; and

  •
  a sales agreement prospectus supplement covering the offering, issuance and sale of up to $75,000,000 of the registrant's ADSs that may be issued and sold under the Sales Agreement (the "Sales Agreement") dated July 27, 2016 between the registrant and Cowen and Company, LLC.

        The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The $75,000,000 of ADSs that may be offered, issued and sold under the sales agreement prospectus supplement are included in the $250,000,000 of securities that may be offered, issued and sold by the registrant under the base prospectus. Upon termination of the Sales Agreement, any portion of the $75,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 27, 2016

PROSPECTUS

$250,000,000

American Depositary Shares representing Ordinary Shares

        We may offer, from time to time, the ADSs described in this prospectus, up to an aggregate amount of $250,000,000.

        This prospectus describes some of the general terms that may apply to the American Depositary Shares, or ADSs, of Adaptimmune Therapeutics plc. Each ADS represents 6 ordinary shares, par value £0.001 per share. The specific terms of the ADSs to be offered, and any other information relating to a specific offering, will be set forth in a supplement to this prospectus or in one or more documents incorporated by reference in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you purchase any of the ADSs offered hereby. This prospectus may not be used to sell these ADSs without a supplement.

        We may offer ADSs from time to time in amounts, at prices and on other terms to be determined at the time of offering. We may offer and sell ADSs to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents involved in the sale of any ADSs and the specific manner in which they may be offered, including any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth in the prospectus supplement covering the sale of those ADSs. See "Plan of Distribution."

        Our ADSs are listed on The Nasdaq Global Select Market under the symbol "ADAP." On July 26, 2016, the last reported sales price per ADS of our ADSs on The Nasdaq Global Select Market was $7.84.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE "RISK FACTORS" ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT OR ANY DOCUMENTS WE INCORPORATE BY REFERENCE CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2016.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the "SEC," utilizing a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell the securities described in this prospectus in one or more offerings, up to a total dollar amount of $250,000,000, as described in this prospectus. This prospectus provides you with a general description of the securities that may be offered. Each time we offer securities under this prospectus, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that offering. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Please carefully read this prospectus and any prospectus supplement, together with the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference," before purchasing any securities.

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any issuer free writing prospectus. "Incorporated by reference" means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different information, you should not rely on it. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should only assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

        In this prospectus, "Adaptimmune," the "Group," the "Company," "we," "us" and "our" refer to Adaptimmune Therapeutics plc and its consolidated subsidiaries, except where the context otherwise requires. "Adaptimmune®" and "SPEAR®" are registered trademarks of Adaptimmune.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website located at http://www.sec.gov and on the investor relations pages of our website located at http://www.adaptimmune.com. You may also read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room.

        We will furnish to Citibank, N.A., as depositary bank of our ADSs, our annual reports. When the depositary bank receives these reports, it will upon our request promptly provide them to all holders of record of ADSs or otherwise make such reports available to such ADS holders in accordance with the terms of the deposit agreement. We will also furnish the depositary bank with all notices of shareholders' meetings and other reports and communications in English that we make available to our shareholders. The depositary bank will make these notices, reports and communications available to holders of ADSs and will upon our request mail to all holders of record of ADSs the information contained in any notice of a shareholders' meeting it receives.

        Information about us is also available on our website at http://www.adaptimmune.com. Such information on our website is not part of this prospectus.

 INCORPORATION BY REFERENCE

        The SEC allows us to disclose certain information to you in this prospectus by referring you to documents previously filed with the SEC that include such information. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this initial registration statement and prior to effectiveness of the registration statement and any reports filed by us with the SEC after the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was "furnished," under applicable SEC rules, rather than "filed").

  •
  Our Annual Report on Form 20-F for the fiscal year ended June 30, 2015 filed with the SEC on October 13, 2015 (the "June 30, 2015 Annual Report on Form 20-F");

  •
  Our Transition Report on Form 20-F for the period from July 1, 2015 to December 31, 2015 filed with the SEC on March 17, 2016 (the "December 31, 2015 Transition Report on Form 20-F");

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 12, 2016;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 8, 2016, February 10, 2016, February 12, 2016, February 16, 2016, April 15, 2016, April 29, 2016, May 24, 2016, June 16, 2016, June 21, 2016, June 23, 2016 and July 8, 2016; and

  •
  The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on April 30, 2015, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Adaptimmune Therapeutics plc
Attn: Company Secretary
101 Park Drive, Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(44) 1235 430000

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

 THE COMPANY

        Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body's own machinery—the T-cell—to target and destroy cancer cells by using engineered, increased affinity T-cell receptors, or TCRs, as a means of strengthening natural patient T-cell responses. Adaptimmune's lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline, or GSK, for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10 and alpha fetoprotein , or AFP, cancer antigens, which both have open Investigational New Drug Applications, or INDs, and a further SPEAR T-cell therapy targeting the MAGE-A4 cancer antigen which is in pre-clinical phase with IND acceptance targeted for 2017. The Company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA.

Corporate Information

        Our registered and principal executive offices are located at 101 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom; our general telephone number is (44) 1235 430000; and our internet address is http://www.adaptimmune.com. Our website and the information contained on or accessible through our website are not part of this prospectus. Our agent for service of process in the United States is our subsidiary, Adaptimmune LLC, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103. Since May 6, 2015, our ADSs, which each represent 6 ordinary shares, have been listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol "ADAP."

 FORWARD-LOOKING STATEMENTS

        This prospectus, the financial statements and other documents that we incorporate by reference in this prospectus and any related prospectus supplement may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus, the financial statements and other documents that we incorporate by reference in this prospectus and any related prospectus supplement are forward-looking statements.

        These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

  •
  our ability to advance our NY-ESO SPEAR® T-cells to a point where GSK exercises the option to license the product;

  •
  our ability to successfully advance our MAGE-A10 and AFP SPEAR T-cells through clinical development and to advance our MAGE-A4 SPEAR T-cells into clinical development;

  •
  the success, cost and timing of our product development activities and clinical trials;

  •
  our ability to successfully advance our SPEAR T-cell technology platform to improve the safety and effectiveness of our existing SPEAR T-cell candidates and to submit INDs for new SPEAR T-cell candidates;

  •
  the rate and degree of market acceptance of T-cell therapy generally and of our SPEAR T-cells;

  •
  government regulation and approval, including, but not limited to, the expected regulatory approval timelines for TCR therapeutic candidates;

  •
  patents, including, any inability to obtain third party licenses, legal challenges thereto or enforcement of patents against us;

  •
  the level of pricing and reimbursement for our SPEAR T-cells, if approved for marketing;

  •
  general economic and business conditions or conditions affecting demand for our SPEAR T-cells in the markets in which we operate, both in the United States and internationally;

  •
  volatility in equity markets in general and in the biopharmaceutical sector in particular;

  •
  fluctuations in the price of materials and bought-in components;

  •
  our relationships with suppliers and other third-party providers;

  •
  increased competition from other companies in the biotechnology and pharmaceutical industries;

  •
  claims for personal injury or death arising from the use of our SPEAR T-cell candidates;

  •
  changes in our business strategy or development plans, and our expected level of capital expenses;

  •
  our ability to attract and retain qualified personnel;

  •
  regulatory, environmental, legislative and judicial developments including a regulatory requirement to place any clinical trials on hold or to suspend any trials;

  •
  a change in our status as an emerging growth company under the Jumpstart our Business Startups Act of 2012, or the JOBS Act;

  •
  the change in our status from reporting as a foreign private issuer to reporting as a U.S. domestic company now using Securities Act and Exchange Act U.S. domestic company forms; and

  •
  additional factors that are not known to us at this time.

        Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under "Risk Factors" in in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which is incorporated by reference herein, as updated by our other SEC filings filed after such Quarterly Report. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus not to occur. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus not to occur. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus, the documents that we incorporate by reference in this prospectus and any related prospectus supplement might not occur, and our future results and our performance may differ materially from those expressed in such forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

RISK FACTORS

        Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors set forth below and the risk factors incorporated by reference from our most recent Quarterly Report on Form 10-Q, as updated by other SEC filings filed after such report, as well as any risks described in any applicable prospectus supplement. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

We rely heavily on Thermo Fisher Scientific Inc., or ThermoFisher, and the technology that we license from them.

        The ability to use the ThermoFisher Dynabeads® CD3/CD28 technology to isolate, activate and expand T cells is important to our ongoing ability to offer SPEAR T-cells. In December 2012, we entered into a series of license and sub-license agreements with Life Technologies Corporation (now part of ThermoFisher). These agreements provide us with a field-based exclusive license under certain intellectual property rights owned or controlled by ThermoFisher in relation to the methods of use of the ThermoFisher Dynabeads® CD3/CD28 technology to isolate, activate and expand T-cells and enable transfection of the T-cells with any TCR genes to manufacture our TCR products and use and sell those TCR products to treat cancer, infectious disease and/or autoimmune disease. We also have a field-based exclusive sub-license under certain other patents which cover the method of use of the Dynabeads® CD3/CD28 and are controlled by ThermoFisher under a head-license from the University of Michigan, the United States Navy and the Dana-Farber Cancer Institute.

        In June 2016 we entered into a supply agreement with ThermoFisher for the supply of the Dynabeads® CD3/CD28 technology. The supply agreement runs until December 31, 2025. Under the supply agreement we are required to exclusively purchase our requirements for CD3/CD28 magnetic bead product from ThermoFisher for a period of 5 years and minimum purchasing obligations apply. Despite having negotiated this supply agreement, there is no certainty that ThermoFisher will be able to continue to supply the Dynabeads® CD3/CD28 technology at the times or at the levels we require, which could impact the timing of supply of SPEAR T-cells.

        ThermoFisher has the right to terminate the above described agreements for material breach or insolvency. On termination of the license agreements, the supply agreement will also automatically terminate. If ThermoFisher terminates the exclusive license, sub-license and supply agreements or otherwise refuses or is unable to supply the Dynabeads® product, we will have to seek an alternative source of the beads or develop an alternative process methodology to enable supply of our SPEAR T-cells. An alternative source may be difficult to find or more expensive, which may delay timeframes either for clinical programs or ultimately commercial supply of our SPEAR T-cells. A requirement to identify an alternative source may also require a change in our regulatory application or additional regulatory testing to ensure that any alternative source is comparable and does not present any additional risk which could also result in our program experiencing delays and increased costs.

        The sub-license agreement, in addition to having the same relevant exclusivity scope and field-based restrictions and many of the terms being equivalent to those set out in the main license agreement with ThermoFisher, also includes additional requirements that any manufacture of engineered TCR products for sale in the United States must occur in the United States and reserves rights for the United States government to use the technology in accordance with 35 U.S.C. § 200 et seq. and for the University of Michigan and Dana-Farber Cancer Institute to use the technology for non-commercial research purposes.

The results of the United Kingdom's referendum on withdrawal from the European Union may have a negative effect on global economic conditions, financial markets and our business.

        On June 23, 2016, a majority of voters in the United Kingdom elected to withdraw from the European Union in a national referendum. The referendum was advisory, and the terms of any withdrawal are subject to a negotiation period that could last at least two years after the government of the United Kingdom formally initiates a withdrawal process. Nevertheless, the referendum has created significant uncertainty about the future relationship between the United Kingdom and the European Union, including with respect to the laws and regulations that will apply as the United Kingdom determines which European Union laws to replace or replicate in the event of a withdrawal. The referendum has also given rise to calls for the governments of other European Union member states to consider withdrawal. These developments, or the perception that any of them could occur, have had and may continue to have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global market liquidity and restrict the ability of key market participants to operate in certain financial markets. Any of these factors could depress economic activity and restrict our access to capital, which could have a material adverse effect on our business, financial condition and results of operations and reduce the price of our securities. In addition, currency exchange rates in the pound sterling and the euro with respect to each other and the U.S. dollar have already been adversely affected by these developments. Should this foreign exchange volatility continue it could cause volatility in our quarterly financial results which may affect the market price of our ADSs.

 USE OF PROCEEDS

        We intend to use the net proceeds from the sale of the ADSs as set forth in the applicable prospectus supplement.

 DESCRIPTION OF SHARE CAPITAL

        The following summary describes our share capital, the material provisions of our articles of association, and applicable provisions of the U.K. Companies Act 2006 (the "Companies Act 2006"). Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our articles of association, a copy of which has been previously filed.

General

        We were incorporated pursuant to the laws of England and Wales as Adaptimmune Therapeutics Limited in December 2014 to become a holding company for Adaptimmune Limited. Pursuant to the terms of a corporate reorganization the first stage of which was completed on February 23, 2015, all of the issued share capital in Adaptimmune Limited was exchanged for identical shares in Adaptimmune Therapeutics Limited and, as a result, Adaptimmune Limited became a wholly owned subsidiary of Adaptimmune Therapeutics Limited. On March 20, 2015, all holders of options over ordinary shares of Adaptimmune Limited exchanged each of their options for equivalent options over ordinary shares of Adaptimmune Therapeutics Limited. On April 1, 2015, we re-registered Adaptimmune Therapeutics Limited as a public limited company and changed the company's name to Adaptimmune Therapeutics plc.

        We are registered with the Registrar of Companies in England and Wales under number 9338148 and our registered office is at 101 Park Drive, Milton Park, Oxfordshire OX14 4RY, United Kingdom.

        Following our corporate reorganization, certain resolutions were passed by our shareholders on April 27, 2015. These included resolutions for the adoption of new articles of association that became effective upon the admission of our ADSs to trading on Nasdaq on May 6, 2015, and which articles of association were amended by special resolution passed on June 16, 2016. See "—Key Provisions of Our Articles of Association."

        Certain other resolutions were passed by our shareholders at our first annual general meeting on December 17, 2015. These included resolutions for:

  •
  The general authorization of our directors for the purpose of s551 Companies Act 2006 to issue shares in the Company and grant rights to subscribe for or convert any securities into shares in the Company up to a maximum aggregate nominal amount of £150,000.00 for a period of five years from the date of the resolution and expiring on December 17, 2020.

  •
  The empowering of our directors pursuant to s570(1) Companies Act 2006 to issue equity securities for cash pursuant to the s551 authority referred to above as if the statutory pre-emption rights under s561(1) Companies Act 2006 did not apply to such allotments for a period commencing on the date of the resolution and expiring on the conclusion of the annual general meeting of the Company to be held in 2017.

Issued Share Capital

        Our issued share capital as of June 30, 2016 was 424,711,900 ordinary shares with a par value of £0.001 per ordinary share. Each issued ordinary share is fully paid. We currently have no deferred shares in our issued share capital.

Ordinary Shares

        Our ordinary shares have the rights and restrictions described in "—Key Provisions of Our Articles of Association."

        As of June 30, 2016, there were options to purchase 46,147,274 ordinary shares outstanding. All options granted are exercisable at the share price on or around the date of the grant.

        The vesting periods for options granted through June 30, 2016 are:

Options granted in 2009:	100% on the third anniversary of the grant date
Options granted in 2011, 2012 2013 and April 2014:	25% on the first anniversary and 75% in annual installments over the following three years
Options granted in December 2014:	25% on the first anniversary and 75% in monthly installments over the following three years
Options granted in March 2015:	25% on the first anniversary and 75% in monthly installments over the following three years
Options granted in May 2015:	25% on the first anniversary and 75% in monthly installments over the following three years, except for options granted to Non-Executive Directors which all vested immediately
Options granted in January and April 2016:	25% on the first anniversary and 75% in monthly installments over the following three years
Options granted in June 2016:	25% on the first anniversary and 75% in monthly installments over the following two years
All options lapse after 10 years.

Preferred Shares

        Our board of directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and special resolution of the ordinary shareholders to amend the articles of association (and disapply pre-emption rights, if not already disapplied), direct the issuance of preferred shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Holders of preferred shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. There are currently no preferred shares outstanding, and we have no present intention to issue any preferred shares.

Key Provisions of Our Articles of Association

        The following is a summary of certain key provisions of our articles of association. Please note that this is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our articles of association, which is included as an exhibit to the registration statement of which this prospectus is a part.

  Shares and Rights Attaching to Them

  General

        All ordinary shares have the same rights and rank pari passu in all respects. Subject to the provisions of the Companies Act 2006 and any other relevant legislation, our shares may be issued with such preferred, deferred or other rights, or such restrictions, whether in relation to dividends, returns of capital, voting or otherwise, as we may determine by ordinary resolution (or, failing any such determination, as the directors may determine).

  Voting Rights

        Subject to any other provisions of our articles of association and without prejudice to any special rights, privileges or restrictions as to voting attached to any shares forming part of our share capital, the voting rights of shareholders are as follows. On a show of hands, each shareholder present in person, and each duly authorized representative present in person of a shareholder that is corporation, has one vote. On a show of hands, each proxy present in person who has been duly appointed by one or more shareholders has one vote, but a proxy has one vote for and one vote against a resolution if, in certain circumstances, the proxy is instructed by more than one shareholder to vote in different ways on a resolution. On a poll, each shareholder present in person or by proxy or (being a corporation) by a duly authorized representative has one vote for each share held by the shareholder.

        We are prohibited (to the extent specified by the Companies Act 2006) from exercising any rights to attend or vote at meetings in respect of any shares held by us as treasury shares.

  Restrictions on Voting Where Sums Overdue on Shares

        None of our shareholders (whether present in person by proxy or, in the case of a corporate member, by a duly authorized representative) shall (unless the directors otherwise determine) be entitled to vote at any general meeting or at any separate class meeting in respect of any share held by him unless all calls or other sums payable by him in respect of that share have been paid.

  Calls on Shares

        The directors may from time to time make calls on shareholders in respect of any moneys unpaid on their shares, whether in respect of the nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days' notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

  Dividends

        Subject to the Companies Act 2006 and the provisions of all other relevant legislation, we may by ordinary resolution declare dividends in accordance with the respective rights of shareholders but no such dividend shall exceed the amount recommended by the directors. If, in the opinion of the directors, our profits available for distribution justify such payments, the directors may pay fixed dividends payable on any of our shares with preferential rights, half-yearly or otherwise, on fixed dates and from time to time pay interim dividends to the holders of any class of shares. Subject to any special rights attaching to or terms of issue of any shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. No dividend shall be payable to us in respect of any shares held by us as treasury shares (except to the extent permitted by the Companies Act 2006 and any other relevant legislation).

        We may, upon the recommendation of the directors, by ordinary resolution, direct payment of a dividend wholly or partly by the distribution of specific assets.

        All dividends unclaimed may be invested or otherwise used at the directors' discretion for our benefit until claimed (subject as provided in the articles of association), and all dividends unclaimed after a period of 12 years from the date when such dividend became due for payment shall be forfeited and shall revert to us.

        The directors may, if so authorized by ordinary resolution passed at any general meeting, offer any holders of the ordinary shares the right to elect to receive in lieu of that dividend an allotment of ordinary shares credited as fully paid.

        We may cease to send any check or warrant by mail or may stop the transfer of any sum by any bank or other funds transfer system for any dividend payable on any of our shares, which is normally paid in that manner on those shares if in respect of at least two consecutive dividends the checks or warrants have been returned undelivered or remain uncashed or the transfer has failed and reasonable inquiries made by us have failed to establish any new address of the holder.

        We or the directors may specify a "record date" on which persons registered as the holders of shares shall be entitled to receipt of any dividend.

  Distribution of Assets on Winding-up

        Subject to any special rights attaching to or the terms of issue of any shares, on any winding-up of the Company our surplus assets remaining after satisfaction of our liabilities will be distributed among our shareholders in proportion to their respective holdings of shares and the amounts paid up on those shares.

        On any winding-up of the Company (whether the liquidation is voluntary, under supervision or by the Court, the liquidator may with the authority of a special resolution of the Company and any other sanction required by any relevant legislation, divide among our shareholders (excluding the Company itself to the extent that it is a shareholder by virtue of its holding any shares or treasury shares) in specie or in kind the whole or any part of our assets (subject to any special rights attached to any shares issued by us in the future) and may for that purpose set such value as he deems fair upon any one or more class or classes of property and may determine how that division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with that sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the shareholders as he with the relevant authority determines, and the liquidation of the Company may be closed and the Company dissolved, but so that no shareholders shall be compelled to accept any shares or other property in respect of which there is a liability.

  Variation of Rights

        The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated with the consent in writing of the holders of three-fourths in requisite amount of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the shareholders of that class, but not otherwise.

  Transfer of Shares

        All of our shares are in registered form and may be transferred by a transfer in any usual or common form or any form acceptable to the directors and permitted by the Companies Act 2006 and any other relevant legislation.

        The directors may decline to register a transfer of a share that is:

  •
  not fully paid or on which we have a lien;

  •
  (except where uncertificated shares are transferred without a written instrument) not lodged duly stamped (if it is required to be duly stamped) at our registered office or at such other place as the directors may appoint;

  •
  (except where a certificate has not been issued) not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer;

  •
  in respect of more than one class of share; or

  •
  in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

  Capital Variations

        We may, by ordinary resolution, consolidate and divide all or any of our share capital into shares of a larger nominal amount than our existing shares or sub-divide our shares, or any of them, into shares of a smaller amount than our existing shares. Subject to the provisions of the Companies Act 2006 and any other relevant legislation, we may by special resolution reduce our share capital, any capital redemption reserve fund or any share premium account and may redeem or purchase any of our own shares.

  Pre-emption Rights

        There are no rights of pre-emption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the Companies Act 2006 in respect of the allotment of new shares in the Company. These statutory pre-emption rights, when applicable, would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied by a special resolution passed by shareholders in a general meeting in accordance with the provisions of the Companies Act 2006.

  Directors

  Number

        Unless and until we in a general meeting of our shareholders otherwise determine, the number of directors shall not be subject to any maximum but shall not be less than two.

  Borrowing Powers

        Under our directors' general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

  Directors' Interests and Restrictions

          (a)   The board may, in accordance with our articles of association and the requirements of the Companies Act 2006, authorize a matter proposed to us which would, if not authorized, involve a breach by a director of his duty under section 175 of the Companies Act 2006 to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the

    Company for any remuneration or other benefit that he derives from a relationship involving a conflict of interest or possible conflict of interest that has been authorized by the board.

          (b)   Subject to the provisions of any relevant legislation and provided that he has disclosed to the directors the nature and extent of any material interest of his, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested and that director shall not, by reason of his office, be accountable to the Company for any benefit that he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be liable to be voided on the ground of any such interest or benefit.

          (c)   Except as provided in our articles of association, a director shall not vote at a meeting of the directors in respect of any transaction or arrangement or any other proposal whatsoever in which he has an interest (together with any person connected with him within the meaning of section 252 of the Companies Act 2006), other than (i) an interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution, (iii) where the interest cannot reasonably be regarded as likely to give rise to a conflict of interest, or (iv) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting in relation to any resolution on which he is not entitled to vote.

          (d)   A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

              (i)  the giving of any guarantee, security or indemnity in respect of an obligation incurred by him or for the benefit us or any of our subsidiaries;

             (ii)  any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiaries for subscription or purchase or exchange in which offer he is or will be interested as a participant in the underwriting, sub-underwriting or guaranteeing of such offer;

            (iii)  any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he (together with persons connected with him) does not to his knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his interest is derived) or of the voting rights available to shareholders of the relevant company;

            (iv)  any proposal concerning arrangements pursuant to which benefits are made available to our employees and/or directors and which does not provide special benefits for directors or former directors;

             (v)  any proposal under which he may benefit concerning the giving of indemnities to our directors or other officers that the directors are empowered to give under our articles of association;

            (vi)  any proposal under which he may benefit concerning the purchase or maintenance of insurance for any of our directors or other officers; and

           (vii)  any proposal under which he may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

          (e)   Where proposals are under consideration to appoint two or more directors to offices or employments with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under paragraph (d)(iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his own appointment.

          (f)    If any question shall arise at any meeting as to the materiality of a director's interest or as to the entitlement of any director to vote and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting (or where the interest concerns the chairman himself to the deputy chairman of the meeting) and his ruling in relation to any director shall be final and conclusive, except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed.

  Remuneration

          (a)   Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the Company such sum by way of directors' fees as the directors may from time to time determine.

          (b)   Any director who is appointed to hold any employment or executive office with us or who, by our request, goes or resides abroad for any purposes of the Company or who otherwise performs services that in the opinion of the directors are outside the scope of his ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine and either in addition to or in lieu of any remuneration provided for by or pursuant to any other Article.

          (c)   Each director may be paid his reasonable traveling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he is entitled to attend and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company's business or in the discharge of his duties as a director.

  Pensions and Other Benefits

        The directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate that is or has been a subsidiary of the Company or a predecessor of the business of the Company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

  Appointment and Retirement of Directors

          (a)   The directors shall have power to appoint any person who is permitted by the Companies Act 2006 and any other relevant legislation and is willing to act to be a director, either to fill a casual vacancy or as an additional director but so that the total number of directors shall not exceed the maximum number fixed (if any) by or in accordance with our articles of association. Any director so appointed shall retire from office at our annual general meeting following such appointment. Any director so retiring shall be eligible for re-election.

          (b)   Subject as provided in our articles of association, the shareholders may by ordinary resolution elect any person who is willing to act as a director either to fill a casual vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association but so that the total number of directors shall not at any one time exceed any maximum number fixed by or in accordance with our articles of association.

          (c)   At each annual general meeting a minimum number equal to one-third of the number of those directors who are not due to retire at the annual general meeting under sub-paragraph (a) above (referred to for as the purposes of this paragraph relevant directors) (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) shall retire from office. Directors retiring under paragraph (e) below shall be counted as part of this minimum number.

          (d)   The directors to retire by rotation pursuant to paragraph (c) above shall include (so far as necessary to obtain the minimum number required and after taking into account the directors to retire under paragraph (e) below) any relevant director who wishes to retire and not to offer himself for re-election. Any further directors to retire shall be those of the other relevant directors who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected directors on the same day, those to retire shall (unless they otherwise agree among themselves) be determined by lot. A retiring director shall be eligible for re-election.

          (e)   In any event, each director shall retire and shall (unless his terms of appointment with the Company specify otherwise) be eligible for re-election at the annual general meeting held in the third calendar year (or such earlier calendar year as may be specified for this purpose in his terms of appointment with the Company) following his last appointment, election or re-election at any general meeting of the Company.

          (f)    At the meeting at which a director retires under any provision of our articles of association, the shareholders may by ordinary resolution fill the vacated office by appointing a person eligible for election as a director under our articles of association to it, and in default the retiring director shall be deemed to have been re-appointed except where:

              (i)  that director has given notice to us that he is unwilling to be elected; or

             (ii)  at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

          (g)   In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a casual vacancy in accordance with sub-paragraph (a) above.

          (h)   The retirement of a director pursuant to paragraphs (c), (d) and (e) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

  Company Name

        The directors may resolve to change the Company's name.

  Indemnity of Officers

        Subject to the provisions of any relevant legislation, each of our directors and other officers (excluding an auditor) are entitled to be indemnified by us against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a directors as described in"—Differences in Corporate Law—Liability of Directors and Officers."

  Shareholders Meetings

  Annual General Meetings

        We shall in each year hold a general meeting of our shareholders in addition to any other meetings in that year, and shall specify the meeting as such in the notice convening it. The annual general meeting shall be held at such time and place as the directors may appoint.

  Calling of General Meetings

        The directors may call a general meeting of shareholders. The directors must call a general meeting if the shareholders and the Companies Act 2006 require them to do so. The arrangements for the calling of general meetings are described in "—Differences in Corporate Law—Notice of General Meetings."

  Quorum of Meetings

        No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business but the absence of a quorum shall not preclude the appointment of a chairman that shall not be treated as part of the business of a meeting. One or more qualifying persons present at a meeting and between them holding (or being the proxy or corporate representative of the holders of) at least one-third in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted are a quorum. A qualifying person for these purposes is an individual who is a member, a person authorized to act as the representative of a member (being a corporation) in relation to the meeting or a person appointed as proxy of a member in relation to the meeting.

  Other U.K. Law Considerations

  Mandatory Purchases and Acquisitions

        Pursuant to sections 979 to 991 of the Companies Act 2006, where a takeover offer has been made for the Company and the offeror has acquired or unconditionally contracted to acquire not less than 90 percent of the voting rights carried by those shares, the offeror may give notice, to the holder of any shares to which the offer relates which the offeror has not acquired or unconditionally contracted to acquire that he wishes to acquire and is entitled to so acquire, to acquire those shares of the same terms as the general offer.

  Disclosure of Interest in Shares

        Pursuant to Part 22 of the Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in the Company, our shares or, at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us particulars of any interest, rights, agreements or arrangements affecting any of the shares held by that person or in which such other person as aforesaid is interested (so far as is within his knowledge).

        Under our articles of association, if a person defaults in supplying us with the required particulars in relation to the shares in question ("default shares"), the directors may be notice direct that:

  •
  in respect of the default shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

  •
  where the default shares represent at least 0.25 percent of their class, (a) any dividend or other money payable in respect of the default shares shall be retained by us without liability to pay interest, and/or (b) no transfers by the relevant member of shares other than certain approved transfers may be registered (unless the member himself is not in default and the transfer does not relate to default shares), and/or (c) any shares held by the relevant number in uncertificated form shall be converted into certificated form.

  Purchase of Own Shares

        Under English law, a public limited company may only purchase its own shares out of the distributable profits of the company or the proceeds of a fresh issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares.

        Subject to the above, we may purchase our own shares in the manner prescribed below. We may purchase on a recognized investment exchange our own fully paid shares pursuant to an ordinary resolution of the Company. The resolution authorizing the purchase must:

  •
  specify the maximum number of shares authorized to be acquired;

  •
  determine the maximum and minimum prices that may be paid for the shares; and

  •
  specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

        We may purchase our own fully paid shares otherwise than on a recognized investment exchange pursuant to a purchase contract authorized by special resolution of the Company before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if he had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire.

Registration Rights

        Under the Investors' Rights Agreement, dated February 23, 2015, or the Investors' Rights Agreement, certain of our shareholders have registration rights for the resale of the ordinary shares held by them. Under this agreement, the holders of approximately 84,948,400 ordinary shares (including in the form of ADSs) have the right to require us to register the offer and sale of their ordinary shares, or the registrable securities (including in the form of ADSs), or to include such registrable securities in registration statements we file, in each case as described below.

  Demand Registration Rights

        At any time after six months following our IPO, the holders of more than fifty percent of the registrable securities than outstanding have the right to demand that we use our best efforts to file a registration statement, provided that the anticipated aggregated offering price for such offering must exceed $10 million. We are only obligated to file up to two registration statements in connection with the exercise of demand registration rights.

        In addition, at any time after we qualify to file a registration statement on Form F-3 (or any substantially similar form such as Form S-3), any holder of registrable securities has the right to demand that we use our commercially reasonable efforts to file a registration statement on Form F-3 (or any substantially similar form such as Form S-3) covering at least $5 million of registrable securities. We are not obligated to file more than two such registration statements in any 12-month period.

  Right to Participate in Company Registrations

        If we propose to register (other than in certain excluded registrations) any ordinary shares or ADSs representing such ordinary shares, shareholders who have entered into the Investors' Rights Agreement are entitled to notice of such registration and to include their registrable securities in that registration. The registration of such shareholders' registrable securities pursuant to a company registration does not relieve us of the obligation to effect a demand registration. The managing underwriter has the right to limit the number of registrable securities included in a company registration if the managing underwriter believes it would interfere with the successful marketing of the ordinary shares or ADSs.

  Expenses of Registration

        Subject to limited exceptions, the Investors' Rights Agreement provides that we must pay all registration expenses in connection with the registration rights set forth above. The Investors' Rights Agreement contains customary indemnification and contribution provisions.

  Termination

        The registration rights set forth above terminate upon the earlier of (1) sale of the company (2) as to a particular holder, when such holder can sell all of its ordinary shares (including in the form of ADSs) without limitation during a three-month period without registration pursuant to Rule 144 under the Securities Act or another exemption; or (3) the fifth anniversary of the completion of our IPO.

Differences in Corporate Law

        The applicable provisions of the Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the Companies Act 2006 applicable to us and the Delaware General Corporation Law relating to shareholders' rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of Directors	Under the Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company's articles of association.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

	England and Wales	Delaware
Removal of Directors

Under the Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days' notice of the resolution is given to the company and its shareholders and certain other procedural requirements under the Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).

Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.

Vacancies on the Board of Directors

Under English law, the procedure by which directors (other than a company's initial directors) are appointed is generally set out in a company's articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.

Under Delaware law, vacancies on a corporation's board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.
Annual General Meeting	Under the Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period following the company's annual accounting reference date.

Under Delaware law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General Meeting

Under the Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.

Under Delaware law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

	England and Wales	Delaware
Notice of General Meetings

Under the Companies Act 2006, 21 clear days' notice must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company's articles of association providing for a longer period, at least 14 clear days' notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days' notice. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders' consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Proxy	Under the Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Preemptive Rights

Under the Companies Act 2006, "equity securities" (being (i) shares in the company other than shares that, with respect to dividends and capital, carry a right to participate only up to a specified amount in a distribution ("ordinary shares") or (ii) rights to subscribe for, or to convert securities into, ordinary shares) proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of association provide otherwise in each case in accordance with the provisions of the Companies Act 2006.

Under Delaware law, unless otherwise provided in a corporation's certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation's stock.

	England and Wales	Delaware
Liability of Directors and Officers

Under the Companies Act 2006, any provision (whether contained in a company's articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a "qualifying third party indemnity" (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a "qualifying pension scheme indemnity" (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).

Under Delaware law, a corporation's certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•

any breach of the director's duty of loyalty to the corporation or its stockholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•

intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•

any transaction from which the director derives an improper personal benefit.

	England and Wales	Delaware
Voting Rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company's articles of association, shareholders shall vote on all resolutions on a show of hands. Under the Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right. A company's articles of association may provide more extensive rights for shareholders to call a poll.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each stockholder is entitled to one vote for each share of capital stock held by such stockholder.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote. If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution. Special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting.

England and Wales	Delaware
Shareholder Vote on Certain Transactions	The Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers. These arrangements require:

•

the approval at a shareholders' or creditors' meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy; and

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the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation's assets or dissolution requires:

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the approval of the board of directors; and

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approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Standard of Conduct for Directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:

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to act in the way he considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

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to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

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to act in accordance with the company's constitution and only exercise his powers for the purposes for which they are conferred;

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to exercise independent judgment;

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to exercise reasonable care, skill and diligence;

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not to accept benefits from a third party conferred by reason of his being a director or doing (or not doing) anything as a director; and

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a duty to declare any interest that he has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the stockholders.

	England and Wales	Delaware
Stockholder Suits

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company's internal management. Notwithstanding this general position, the Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the company) in respect of a cause of action arising from a director's negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company's affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

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state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

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allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff's failure to obtain the action; or

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state the reasons for not making the effort.

Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

  City Code on Takeovers and Mergers

        If at the time of a takeover offer the U.K. Panel on Takeovers and Mergers (the "Takeover Panel") determines that we have our place of central management and control in the United Kingdom, we would be subject to the U.K. City Code on Takeovers and Mergers (the "Takeover Code"), which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

          (a)   acquires an interest in our shares which, when taken together with shares in which such person or persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

          (b)   who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

  Exchange Controls

        There are no governmental laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest, or other payments by us to non-resident holders of our ordinary shares or ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or our articles of association on the right of non-residents to hold or vote shares.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

        Citibank, N.A. has agreed to act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 388 Greenwich Street, New York, New York 10013. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs." The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. London Branch, having its principal office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

        We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC's website (www.sec.gov). Please refer to Registration Number 333-203642 when retrieving such copy.

        We are providing you with a summary description of the material terms of the ADSs and of your material rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an owner of ADSs will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

        Each ADS represents the right to receive and to exercise the beneficial ownership interests in 6 ordinary shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the deposit agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the deposit agreement.

        If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of any ADR that represents your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as an owner of ADSs and those of the depositary bank. As an ADS holder you appoint the depositary bank to act on your behalf in certain circumstances. The deposit agreement and the ADRs are governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of England and Wales, which may be different from the laws in the United States.

        In addition, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

        As an owner of ADSs, we will not treat you as one of our shareholders and you will not have direct shareholder rights. The depositary bank will hold on your behalf the shareholder rights attached to the ordinary shares underlying your ADSs. As an owner of ADSs you will be able to exercise the shareholders rights for the ordinary shares represented by your ADSs through the depositary bank only to the extent contemplated in the deposit agreement. To exercise any shareholder rights not contemplated in the deposit agreement you will, as an ADS owner, need to arrange for the cancellation of your ADSs and become a direct shareholder.

        As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name, through a brokerage or safekeeping account, or through an account established by the depositary bank in your name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the "direct registration system" or "DRS"). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company ("DTC"), the central book-entry clearing and settlement system for equity securities in the United States. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit your ability to exercise your rights as an owner of ADSs. Please consult with your broker or bank if you have any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC. This summary description assumes you have opted to own the ADSs directly by means of an ADS registered in your name and, as such, we will refer to you as the "holder." When we refer to "you," we assume the reader owns ADSs and will own ADSs at the relevant time.

        The registration of the ordinary shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable ordinary shares with the beneficial ownership rights and interests in such ordinary shares being at all times vested with the beneficial owners of the ADSs representing the ordinary shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.

Dividends and Distributions

        As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

  Distributions of Cash

        Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of England and Wales.

        The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

        The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

  Distributions of Shares

        Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will deposit the applicable number of ordinary shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-ordinary share ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

        The distribution of new ADSs or the modification of the ADS-to-ordinary share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed.

        No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the ordinary shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

  Distributions of Rights

        Whenever we intend to distribute rights to purchase additional ordinary shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

        The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

        The depositary bank will not distribute the rights to you if:

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  We do not timely request that the rights be distributed to you or we request that the rights not be distributed to you; or

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  We fail to deliver satisfactory documents to the depositary bank; or

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  It is not reasonably practicable to distribute the rights.

        The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

  Elective Distributions

        Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

        The depositary bank will make the election available to you only if it is reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

        If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in England and Wales would receive upon failing to make an election, as more fully described in the deposit agreement.

  Other Distributions

        Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.

        If it is reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

        The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

        The depositary bank will not distribute the property to you and will sell the property if:

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  We do not request that the property be distributed to you or if we ask that the property not be distributed to you; or

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  We do not deliver satisfactory documents to the depositary bank; or

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  The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

        The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

  Redemption

        Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will provide notice of the redemption to the holders.

        The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

  Changes Affecting Ordinary Shares

        The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or any other reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.

        If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you, amend the deposit agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of your existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Shares. If the depositary bank may not lawfully distribute such property to you, the depositary bank may sell such property and distribute the net proceeds to you as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

        After the completion of this offering, the ordinary shares that underlie the ADSs that are being offered for sale pursuant to this prospectus will be deposited by us with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will issue ADSs to the underwriters named in any applicable prospectus supplement.

        After the closing of this offer, the depositary bank may create ADSs on your behalf if you or your broker deposit ordinary shares with the custodian. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodian. Your ability to deposit ordinary shares and receive ADSs may be limited by U.S. and English legal considerations applicable at the time of deposit.

        The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

        When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

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  The ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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  All preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised.

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  You are duly authorized to deposit the ordinary shares.

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  The ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, "restricted securities" (as defined in the deposit agreement).

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  The ordinary shares presented for deposit have not been stripped of any rights or entitlements.

        If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split Up of ADRs

        As an ADR holder, you will be entitled to transfer, combine or split up your ADRs and the ADSs evidenced thereby. For transfers of ADRs, you will have to surrender the ADRs to be transferred to the depositary bank and also must:

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  ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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  provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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  provide any transfer stamps required by the State of New York or the United States; and

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  pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the deposit agreement, upon the transfer of ADRs.

        To have your ADRs either combined or split up, you must surrender the ADRs in question to the depositary bank with your request to have them combined or split up, and you must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the deposit agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares Upon Cancellation of ADSs

        As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian's offices. Your ability to withdraw the ordinary shares held in respect of the ADSs may be limited by U.S. and English considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

        If you hold ADSs registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

        You will have the right to withdraw the securities represented by your ADSs at any time except for:

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  Temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends;

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  Obligations to pay fees, taxes and similar charges; and

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  Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

        The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

        As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in "Description of Share Capital—Key Provisions of Our Articles of Association—Shares and Rights Attaching to Them—Voting Rights."

        At our request, the depositary bank will distribute to you any notices of shareholders' meetings received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

        If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder's ADSs in accordance with the voting instructions received from such holder.

        Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated herein). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner.

Fees and Charges

        As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
Issuance of ADSs upon deposit of ordinary shares (excluding issuances as a result of distributions of ordinary shares)	Up to U.S. 5¢ per ADS issued
Delivery of deposited property against surrender of ADSs	Up to U.S. 5¢ per ADS surrendered
Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements)	Up to U.S. 5¢ per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to U.S. 5¢ per ADS held
Distribution of securities other than ADSs or rights to purchase additional ADSs (i.e., spin-off ordinary shares)	Up to U.S. 5¢ per ADS held
ADS Services	Up to U.S. 5¢ per ADS held on the applicable record date(s) established by the depositary bank

        As an ADS holder you will also be responsible to pay certain charges such as:

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  taxes (including applicable interest and penalties) and other governmental charges;

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  the registration fees as may from time to time be in effect for the registration of ordinary shares on the share register and applicable to transfers of ordinary shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

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  certain cable, telex and facsimile transmission and delivery expenses;

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  the expenses and charges incurred by the depositary bank in the conversion of foreign currency;

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  the fees and expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to ordinary shares, ADSs and ADRs; and

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  the fees and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the servicing or delivery of deposited property.

        ADS fees and charges payable upon (i) deposit of ordinary shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of ordinary shares are charged to the person to whom the ADSs are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC or presented to the depositary bank via DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs or the DTC participant(s) surrendering the ADSs for cancellation, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account(s) of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

        In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. Certain ADS fees and charges such as the ADS service fee may become payable shortly after the closing of this offering. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank may agree from time to time.

Amendments and Termination

        We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would materially prejudice any of their substantial rights under the deposit agreement. We will not consider to be materially prejudicial to your substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges you are required to pay. In addition, we may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

        You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

        We have the right to direct the depositary bank to terminate the deposit agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, your rights under the deposit agreement will be unaffected.

        After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until you request the cancellation of your ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

        The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

        The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

        The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

  •
  We and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.

  •
  The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement.

  •
  The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice.

  •
  We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the deposit agreement.

  •
  We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our articles of association or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

  •
  We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our articles of association or in any provisions of or governing the securities on deposit.

  •
  We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

  •
  We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the deposit agreement, made available to you.

  •
  We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

  •
  We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.

  •
  No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.

Pre-Release Transactions

        Subject to the terms and conditions of the deposit agreement, the depositary bank may issue to broker/dealers ADSs before receiving a deposit of ordinary shares or release ordinary shares to broker/dealers before receiving ADSs for cancellation. These transactions are commonly referred to as "pre-release transactions," and are entered into between the depositary bank and the applicable broker/dealer. The deposit agreement limits the aggregate size of pre-release transactions (not to exceed 30% of the ordinary shares on deposit in the aggregate) and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

Taxes

        You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

        The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

        The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

        If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

  •
  Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

  •
  Distribute the foreign currency to holders for whom the distribution is lawful and practical.

  •
  Hold the foreign currency (without liability for interest) for the applicable holders.

  Governing Law/Waiver of Jury Trial

        The deposit agreement and the ADRs will be interpreted in accordance with the laws of the State of New York. The rights of holders of ordinary shares (including ordinary shares represented by ADSs) are governed by the laws of England and Wales.

        AS A PARTY TO THE DEPOSIT AGREEMENT, YOU WAIVE YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

PLAN OF DISTRIBUTION

        The ADSs may be offered and sold by purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by us or by a purchaser of the ADSs on whose behalf such broker-dealer may act as agent. Sales and transfers of the ADSs may be effected from time to time in one or more transactions, in private or public transactions, on The Nasdaq Global Select Market, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. If sales and transfers are effected by means of an underwriting, underwriting discounts will not exceed 8% of the proceeds of the offering. Any or all of the ADSs may be sold from time to time by means of:

  •
  a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

  •
  a block trade, in which a broker or dealer attempts to sell ADSs as agent but may position and resell a portion of ADSs as principal to facilitate the transaction;

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  in "at-the-market" offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

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  purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;

  •
  ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

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  the writing (sale) of put or call options on the ADSs;

  •
  the pledging of ADSs as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of ADSs by the lender thereunder;

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  an exchange distribution in accordance with the rules of the applicable stock exchange;

  •
  privately negotiated transactions;

  •
  settlement of short sales entered into after the date of this prospectus;

  •
  a combination of any such methods of sale; and

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  any other legally available means.

        To the extent required with respect to a particular offer or sale of ADSs, we will file a prospectus supplement, which will accompany this prospectus, to disclose the number of ADSs to be sold and the purchase price. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

        We may grant to the underwriters options to purchase additional ADSs, at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those ADSs.

        Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of the applicable underwriting sales or distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, ADSs may be sold on a daily basis on any stock exchange, market or trading facility on which the ADSs are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The agreement will provide that any ADSs sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ADSs. The terms of each such agreement will be described in a prospectus supplement.

        Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

        The aggregate net proceeds to us from the sale of ADSs will be the purchase price of such ADSs less any discounts, concessions or commissions.

        The ADSs covered by this prospectus may become qualified for sale under Section 4(1) of the Securities Act or Rules 144 or 145 promulgated thereunder, whereupon they may be sold pursuant to such provisions rather than pursuant to this prospectus.

        We may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by the ADSs and certain other legal matters as to English law will be passed upon for us by Mayer Brown International LLP, our English counsel.

EXPERTS

        The consolidated financial statements of Adaptimmune Therapeutics plc as of December 31, 2015, June 30, 2015 and 2014, and for the six month period ended December 31, 2015 and each of the years in the three year period ended June 30, 2015, which have been prepared under U.S. generally accepted accounting principles ("U.S. GAAP") and which were included in Item 9.01 of the Form 8-K dated July 8, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Adaptimmune Therapeutics plc prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board, which are included in the June 30, 2015 Annual Report on Form 20-F and the December 31, 2015 Transition Report on Form 20-F (which filings are incorporated by reference herein), are superseded by the consolidated financial statements prepared under U.S. GAAP included in Item 9.01 of the Form 8-K dated July 8, 2016, incorporated by reference herein.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

        We are incorporated under the laws of England and Wales. Some of our directors and officers reside outside the United States, and a substantial portion of our assets and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers (as well as certain directors, managers and executive officers of the finance subsidiaries) or have any of them appear in a United States court.

        We have appointed Adaptimmune LLC as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction in the Borough of Manhattan in New York, New York, arising out of or based upon the ADSs, the deposit agreement or the underwriting agreement related to such ADSs.

        Mayer Brown International LLP, our English counsel, has advised us that there is some doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the U.S. securities laws would be considered punitive if it does not seek to compensate the claimant for loss or damage suffered and is intended to punish the defendant. The enforceability of any judgment in the United Kingdom will depend on the particular facts of the case as well as the laws and treaties in effect at the time. The United States and the United Kingdom do not currently have a treaty providing for recognition and enforcement of judgments (other than arbitration awards) in civil and commercial matters.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated July 27, 2016

Prospectus Supplement

$75,000,000

American Depositary Shares representing Ordinary Shares

        We have entered into a Sales Agreement, or sales agreement, with Cowen and Company, LLC, or Cowen, dated July 27, 2016, relating to the sale of our American Depositary Shares, or ADSs, offered by this prospectus supplement. In accordance with the terms of the sales agreement, under this prospectus supplement we may offer and sell our ADSs, each of which represents 6 ordinary shares, par value £0.001 per share, having an aggregate offering price of up to $75,000,000 from time to time through Cowen, acting as our agent.

        Sales of our ADSs, if any, under this prospectus supplement will be made by any method permitted that is deemed an "at the market offering" as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through The Nasdaq Global Select Market, the existing trading market for our ADSs, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices, and/or any other method permitted by law. Cowen is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

        Cowen will be entitled to compensation at a commission rate of up to 3% of the gross sales price per ADS sold under the sales agreement. See "Plan of Distribution" beginning on page S-7 for additional information regarding the compensation to be paid to Cowen.

        In connection with the sale of the ADSs on our behalf, Cowen may be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Cowen may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cowen with respect to certain liabilities, including liabilities under the Securities Act.

        Our ADSs trade on The Nasdaq Global Select Market under the symbol "ADAP." On July 26, 2016, the last sale price of our ADSs as reported on The Nasdaq Global Select Market was $7.84 per ADS.

        Investing in our ADSs involves risks. See "Risk Factors" beginning on page S-3 of this prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Cowen and Company

                        , 2016

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which is part of a registration statement that we filed with the SEC using a "shelf" registration process. The accompanying prospectus describes more general information, some of which may not apply to this offering. Under this shelf registration process, we may from time to time sell our ADSs having an aggregate offering price of up to $75,000,000 under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

        Before buying any of the ADSs that we are offering, we urge you to carefully read both this prospectus supplement and the accompanying prospectus together with all of the information incorporated by reference herein, as well as the additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference." These documents contain important information that you should consider when making your investment decision.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any related free writing prospectus filed by us with the SEC. We have not, and Cowen has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement.

        Unless otherwise indicated or the context otherwise requires, "Adaptimmune," the "Group," the "Company," "we," "us" and "our" refer to Adaptimmune Therapeutics plc and its consolidated subsidiaries, except where the context otherwise requires. "Adaptimmune®" and "SPEAR®" are registered trademarks of Adaptimmune.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the related prospectus and the financial statements and other documents incorporated by reference in this prospectus supplement may contain forward-looking statements that are based on our current expectations, assumptions, estimates and projections about us and our industry. All statements other than statements of historical fact in this prospectus supplement, the related prospectus and the financial statements and other documents that we incorporate by reference in this prospectus supplement are forward-looking statements.

        These forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results of operations, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or suggested by, these forward-looking statements. These forward-looking statements are based on assumptions regarding our present and future business strategies and the environment in which we expect to operate in the future. Important factors that could cause those differences include, but are not limited to:

  •
  our ability to advance our NY-ESO Specific Peptide Enhanced Affinity Receptor, or SPEAR®, T-cells to a point where GlaxoSmithKline, or GSK, exercises the option to license the product;

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  our ability to successfully advance our MAGE-A10 and alpha fetoprotein, or AFP, SPEAR T-cells through clinical development and to advance our MAGE-A4 SPEAR T-cells into clinical development;

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  the success, cost and timing of our product development activities and clinical trials;

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  our ability to successfully advance our SPEAR T-cell technology platform to improve the safety and effectiveness of our existing SPEAR T-cell candidates and to submit Investigational New Drug Applications, or INDs, for new SPEAR T-cell candidates;

  •
  the rate and degree of market acceptance of T-cell therapy generally and of our SPEAR T-cells;

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  government regulation and approval, including, but not limited to, the expected regulatory approval timelines for T-cell receptor, or TCR, therapeutic candidates;

  •
  patents, including, any inability to obtain third party licenses, legal challenges thereto or enforcement of patents against us;

  •
  the level of pricing and reimbursement for our SPEAR T-cells, if approved for marketing;

  •
  general economic and business conditions or conditions affecting demand for our SPEAR T-cells in the markets in which we operate, both in the United States and internationally;

  •
  volatility in equity markets in general and in the biopharmaceutical sector in particular;

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  fluctuations in the price of materials and bought-in components;

  •
  our relationships with suppliers and other third-party providers;

  •
  increased competition from other companies in the biotechnology and pharmaceutical industries;

  •
  claims for personal injury or death arising from the use of our SPEAR T-cell candidates;

  •
  changes in our business strategy or development plans, and our expected level of capital expenses;

  •
  our ability to attract and retain qualified personnel;

  •
  regulatory, environmental, legislative and judicial developments including a regulatory requirement to place any clinical trials on hold or to suspend any trials;

S-iii

  •
  a change in our status as an emerging growth company under the Jumpstart our Business Startups Act of 2012, or the JOBS Act;

  •
  the change in our status from reporting as a foreign private issuer to reporting as a U.S. domestic company now using Securities Act and Exchange Act U.S. domestic company forms; and

  •
  additional factors that are not known to us at this time.

        Additional factors that could cause actual results, financial condition, liquidity, performance, prospects, opportunities, achievements or industry results to differ materially include, but are not limited to, those discussed under "Risk Factors" in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended March 31, 2016, which is incorporated by reference herein, as updated by our other SEC filings filed after such Quarterly Report. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference not to occur. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only at the date they were made, and we undertake no obligation to update or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. Our future results may differ materially from those expressed in these estimates and forward-looking statements. In light of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement might not occur, and our future results and our performance may differ materially from those expressed in such forward-looking statements due to, inclusive of, but not limited to, the factors mentioned above. Because of these uncertainties, you should not make any investment decision based on these estimates and forward-looking statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus supplement carefully, especially the risks of investing in our ADSs discussed under "Risk Factors" beginning on page S-3 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement.

 Adaptimmune Therapeutics PLC

Overview

        Adaptimmune is a clinical stage biopharmaceutical company focused on novel cancer immunotherapy products based on its SPEAR® (Specific Peptide Enhanced Affinity Receptor) T-cell platform. Established in 2008, the Company aims to utilize the body's own machinery—the T-cell—to target and destroy cancer cells by using engineered, increased affinity T-cell receptors, or TCRs, as a means of strengthening natural patient T-cell responses. Adaptimmune's lead program is a SPEAR T-cell therapy targeting the NY-ESO cancer antigen. Its NY-ESO SPEAR T-cell therapy has demonstrated signs of efficacy and tolerability in Phase 1/2 trials in solid tumors and in hematologic cancer types, including synovial sarcoma and multiple myeloma. Adaptimmune has a strategic collaboration and licensing agreement with GlaxoSmithKline, or GSK, for the development and commercialization of the NY-ESO TCR program. In addition, Adaptimmune has a number of proprietary programs. These include SPEAR T-cell therapies targeting the MAGE-A10 and alpha fetoprotein, or AFP, cancer antigens, which both have open INDs, and a further SPEAR T-cell therapy targeting the MAGE-A4 cancer antigen which is in pre-clinical phase with IND acceptance targeted for 2017. The Company has identified over 30 intracellular target peptides preferentially expressed in cancer cells and is currently progressing 12 through unpartnered research programs. Adaptimmune has over 250 employees and is located in Oxfordshire, U.K. and Philadelphia, USA.

Corporate Information

        Our registered and principal executive offices are located at 101 Park Drive, Milton Park, Abingdon, Oxfordshire OX14 4RY, United Kingdom; our general telephone number is (44) 1235 430000; and our internet address is http://www.adaptimmune.com. Our website and the information contained on or accessible through our website are not part of this prospectus supplement. Our agent for service of process in the United States is our subsidiary, Adaptimmune LLC, Two Commerce Square, Suite 1700, 2001 Market Street, Philadelphia, PA 19103. Since May 6, 2015, our ADSs, which each represent 6 ordinary shares, have been listed on The Nasdaq Global Select Market, or Nasdaq, under the symbol "ADAP."

Implications of Being an "Emerging Growth Company"

        We qualify as an "emerging growth company" as defined in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

        We may take advantage of these provisions for a period of five years following the completion of our initial public offering (2020) or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.0 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period.

 THE OFFERING

ADSs Offered by Us	ADSs having an aggregate offering price of up to $75,000,000.
Manner of Offering	"At the market" offering that may be made from time to time through our sales agent, Cowen and Company, LLC. See "Plan of Distribution."
Use of Proceeds

We intend to use the net proceeds from this offering, if any, for general corporate purposes, which may include research and development expenses, working capital and general and administrative expenses. See "Use of Proceeds."

Risk Factors	You should read the "Risk Factors" section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase our ADSs.
Nasdaq Global Select Market Symbol	ADAP

RISK FACTORS

        Our business, and an investment in the securities, is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our most recent Quarterly Report on Form 10-Q, as updated by other SEC filings filed after such report. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The occurrence of any of these risks may cause you to lose all or part of your investment.

Risks Related to Our Business

We may be classified as a passive foreign investment company in any taxable year and U.S. holders of our ADSs could be subject to adverse U.S. federal income tax consequences.

        The rules governing passive foreign investment companies, or PFICs, can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. Based on our estimated gross income, the average value of our assets, including goodwill, and the nature of our active business, we do not currently expect to be treated as a PFIC for U.S. federal income tax purposes for the U.S. taxable year ending December 31, 2016.

        If we are a PFIC, U.S. Holders of our ADSs, or "U.S. Holder(s)" as defined in "Taxation" below, would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder of our ADSs may be able to mitigate some of the adverse U.S. federal income tax consequences described above with respect to owning the ADSs if we are classified as a PFIC, provided that such U.S. Holder is eligible to make, and validly makes, a "mark-to-market" election. In certain circumstances a U.S. Holder can make a "qualified electing fund" election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC's income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

        Investors should consult their own tax advisors regarding all aspects of the application of the PFIC rules to our ADSs. For more information related to classification as a PFIC, see "Taxation—U.S. Federal Income Taxation—Passive Foreign Investment Company Considerations."

Risks Related to Our ADSs and this Offering

If you purchase ADSs in this offering, you will suffer immediate dilution of your investment.

        The offering price per ADS in this offering may exceed the net asset value per ADS outstanding prior to this offering. Therefore, if you purchase ADSs in this offering, you may pay a price per ADS that exceeds our as adjusted net asset value per ADS after this offering. To the extent outstanding options are exercised, you will incur further dilution. Assuming that an aggregate of 9,566,326 of our ADSs are sold at a price of $7.84 per ADS pursuant to this prospectus supplement, which was the last reported sale price of our ADSs on The Nasdaq Global Select Market on July 26, 2016, for aggregate gross proceeds of $75,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.75 per ordinary share, or $4.49 per ADS, representing the difference between our as adjusted net asset value per ordinary share as of June 30,

2016, after giving effect to this offering and the assumed offering price. In addition, purchasers of ADSs in this offering will have contributed approximately 19.1% of the aggregate price paid by all purchasers of our ordinary shares but will own only approximately 11.9% of our ordinary shares outstanding after this offering, assuming that an aggregate of 9,566,326 of our ADSs are sold at a price of $7.84 per ADS pursuant to this prospectus supplement, which was the last reported sale price of our ADSs on The Nasdaq Global Select Market on July 26, 2016, for aggregate gross proceeds of $75,000,000. See "Dilution."

We do not anticipate paying cash dividends, and accordingly, holders of our ADSs must rely on appreciation in the price of the ADSs for any return on their investment.

        We currently intend to retain our future earnings, if any, to fund the development and growth of our businesses. As a result, capital appreciation, if any, of our ADSs will be your sole source of gain on your investment for the foreseeable future. Investors seeking cash dividends should not invest in our ADSs.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our ADS price and trading volume could decline.

        The trading market for our ADSs depends on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. We cannot assure you that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our ADSs or change their opinion of our ADSs, our ADS price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our ADS price or trading volume to decline.

You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

        Except as described in this prospectus supplement and the accompanying prospectus, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs on an individual basis. Holders of the ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. You may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

You may not receive distributions on our ordinary shares represented by the ADSs or any value for them if it is illegal or impractical to make them available to holders of ADSs.

        The depositary for the ADSs has agreed to pay to you the cash dividends or other distributions it or the custodian receives on our ordinary shares or other deposited securities after deducting its fees and expenses. You will receive these distributions in proportion to the number of our ordinary shares that your ADSs represent. However, in accordance with the limitations set forth in the deposit agreement, it may be unlawful or impractical to make a distribution available to holders of ADSs. We have no obligation to take any other action to permit distribution on the ADSs, ordinary shares, rights or anything else to holders of the ADSs. This means that you may not receive the distributions we make on our ordinary shares or any value from them if it is unlawful or impractical to make them available to you. These restrictions may have a material adverse effect on the value of your ADSs.

 USE OF PROCEEDS

        We may issue and sell our ADSs having aggregate sales proceeds of up to $75.0 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

        We currently intend to use the net proceeds of this offering, if any, for general corporate purposes, which may include research and development expenses, working capital and general and administrative expenses.

        Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business conditions. As of the date of this prospectus supplement, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of our research, preclinical and clinical development programs, including a change in our planned course of development or the termination of a clinical program necessitated by the results of data received from clinical trials or otherwise, the amount and timing of additional revenues, if any, received from our GSK collaboration and license agreement and whether we enter into future collaborations. As a result, management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds of this offering.

        Pending their use, we plan to invest the net proceeds from this offering in short or medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.K. or U.S. governments.

 DILUTION

        If you invest in our ADSs in this offering, your ownership interest will be diluted immediately to the extent of the difference between the price per ADS you pay in this offering and the net asset value per ADS after this offering.

        Our net asset value as of June 30, 2016 was $197.0 million, or $0.46 per ordinary share ($2.78 per ADS), based on 424,711,900 ordinary shares then outstanding. After giving effect to the assumed sale by us of our ADSs in the aggregate amount of $75.0 million at an assumed public offering price of $7.84 per ADS (the last sale price of our ADSs on July 26, 2016 as reported on The Nasdaq Global Select Market), less the estimated commissions and estimated offering expenses payable by us, our net asset value at June 30, 2016 would have been $269.4 million, or $0.56 per ordinary share. This represents an immediate increase in net asset value of $0.10 per ordinary share ($0.57 per ADS) to existing shareholders and an immediate dilution of $0.75 per ordinary share ($4.49 per ADS) to investors in this offering. The following table illustrates this per ADS dilution. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of ADSs sold and other terms of the offering determined at the time our ADSs are sold pursuant to this prospectus supplement. The ADSs sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per ADS		$7.84
Net asset value per ADS as of June 30, 2016	$2.78
Increase per ADS attributable to new investors purchasing ADSs in this offering	$0.57
As adjusted net asset value per ADS after giving effect to this offering		$3.35
Dilution per ADS to new investors		$4.49

        The above discussion and table are based on 424,711,900 ordinary shares outstanding as of June 30, 2016 and excludes 46,147,274 of our ordinary shares issuable upon the exercise of options outstanding as of June 30, 2016, at a weighted average exercise price of £0.57 per ordinary share.

        To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity, the issuance of such securities may result in further dilution to our ADS holders.

 PLAN OF DISTRIBUTION

        We have entered into a sales agreement with Cowen, under which we may issue and sell from time to time up to $75,000,000 of our ADSs, each representing 6 ordinary shares, through Cowen as our sales agent. Sales of our ADSs, if any, will be made at market prices by any method that is deemed to be an "at the market" offering as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Global Select Market or any other trading market for our ADSs, or sales to or through a market maker other than on an exchange. If authorized by us in writing, Cowen may also sell our ADSs by any other method permitted by law, including negotiated transactions, and Cowen may also purchase our ADSs as principal.

        Cowen will offer our ADSs subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Cowen. We will designate the maximum amount of ADSs to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the sales agreement, Cowen will use its commercially reasonable efforts to sell on our behalf all of the ADSs requested to be sold by us. We may instruct Cowen not to sell ADSs if the sales cannot be effected at or above the price designated by us in any such instruction. Cowen or we may suspend the offering of our ADSs being made through Cowen under the sales agreement upon proper notice to the other party. Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party's sole discretion at any time.

        The aggregate compensation payable to Cowen as sales agent equals up to 3% of the gross sales price of the ADSs sold through it pursuant to the sales agreement. We have also agreed to reimburse Cowen up to $40,000 of Cowen's actual outside legal expenses incurred by Cowen in connection with this offering, and for certain other expenses, including Cowen's FINRA counsel fees in an amount up to $10,000. In accordance with FINRA Rule 5110 these reimbursed fees and expenses are deemed sales compensation to Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Cowen under the sales agreement, will be approximately $375,000.

        The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such ADSs.

        Cowen will provide written confirmation to us following the close of trading on The Nasdaq Global Select Market on each day in which ADSs are sold through it as sales agent under the sales agreement. Each confirmation will include the number of ADSs sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

        We will report at least quarterly the number of ADSs sold through Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to Cowen in connection with the sales of ADSs.

        Settlement for sales of ADSs will occur, unless the parties agree otherwise, on the third business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        In connection with the sales of our ADSs on our behalf, Cowen may be deemed to be an "underwriter" within the meaning of the Securities Act, and the compensation paid to Cowen may be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, Cowen will not engage in any transactions that stabilizes our ADSs.

        Our ADSs are listed on The Nasdaq Global Select Market and trade under the symbol "ADAP." The depositary bank of our ADSs is Citibank, N.A.

        Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

TAXATION

U.S. Federal Income Taxation

        The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of the purchase, ownership and disposition of the ADSs. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (or the "Code" for purposes of this discussion), in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

        This discussion applies only to U.S. Holders that hold the ADSs as capital assets for U.S. federal income tax purposes. It does not purport to be a comprehensive description of all tax considerations that may be relevant to a decision to purchase the ADSs by any particular investor. In particular, this discussion does not address tax considerations applicable to a U.S. Holder that may be subject to special tax rules, including, without limitation, a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, banks, thrifts, or other financial institutions, an insurance company, a tax-exempt organization, a person that holds the ADSs as part of a hedge, straddle or conversion transaction for tax purposes, a person whose functional currency for tax purposes is not the U.S. dollar, certain former citizens or residents of the United States or a person that owns or is deemed to own 10% or more of the company's voting shares. Moreover, this description does not address the U.S. federal estate, gift, or alternative minimum tax consequences, or any state, local or non-U.S. tax consequences, of the acquisition, ownership and disposition of the ADSs. In addition, the discussion does not address tax consequences to an entity treated as a partnership for U.S. federal income tax purposes that holds the ADSs, or a partner in such partnership. The U.S. federal income tax treatment of each partner of such partnership generally will depend upon the status of the partner and the activities of the partnership. Prospective purchasers that are partners in a partnership holding the ADSs are urged to consult their own tax advisers.

        The discussion below of the U.S. federal income tax consequences to "U.S. Holders" will apply to an investor that is a beneficial owner of ADSs and that is, for U.S. federal income tax purposes,

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state therein or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (i) is subject to the primary supervision of a court within the United States and subject to the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        For U.S. federal income tax purposes, a beneficial owner of ADSs generally will be treated as the owner of the underlying ordinary shares represented by such ADSs. Accordingly, deposits or withdrawals of the underlying ordinary shares for ADSs generally will not be subject to U.S. federal income tax.

        Prospective purchases are urged to consult their tax advisors about the application of the U.S. federal income tax rules to their particular circumstances as well as the state, local, non-U.S. and other tax consequences to them of the purchase, ownership and disposition of the ADSs.

  Taxation of Dividends and Other Distributions on the ADSs

        Generally, the gross amount of distributions made by us to a U.S. Holder with respect to the ADSs, before reduction for any non-U.S. taxes withheld therefrom, will be includable in gross income as dividend to the extent that such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) in any year in which (i) we are not treated as a Passive Foreign Investment Company, or PFIC, (as discussed below) or (ii) such U.S. Holder has a valid mark-to-market election in effect, as described below. To the extent, if any, that the amount of any cash distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of such U.S. Holder's tax basis in its ADSs, and to the extent the amount of the distribution exceeds such U.S. Holder's tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. A dividend in respect of the ADSs will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. Non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ADSs applicable to long term capital gains (i.e., gains from the sale of capital assets held for more than one year), provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. Moreover, such reduced rate shall not apply if we are a PFIC for the taxable year in which we pay a dividend, or were a PFIC for the preceding taxable year.

        Subject to the paragraph below, dividends generally will constitute income from sources outside the United States, which may be relevant in calculating a U.S. Holder's foreign tax credit limitation. Subject to certain conditions and limitations, non-U.S. tax withheld on dividends may be deducted from such U.S. Holder's taxable income or credited against such U.S. Holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute "passive category income," or, in the case of certain U.S. Holders, "general category income." A foreign tax credit for foreign taxes imposed on distributions may be denied if a U.S. Holder does not satisfy certain minimum holding period requirements.

        Notwithstanding the paragraph above, if 50% or more of the ADSs are treated as held by U.S. persons, we will be treated as a "U.S.-owned foreign corporation." In that case, dividends may be treated for U.S. foreign tax credit purposes as income from sources outside the United States to the extent paid out of our non-U.S. source earnings and profits, and as income from sources within the United States to the extent paid out of our U.S. source earnings and profits. There can be no assurance that we will not be treated as a U.S.-owned foreign corporation. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the U.S. foreign tax credit limitation will generally be limited to the gross amount of the dividend, multiplied by the preferential rate divided by the highest rate of tax normally applicable to dividends. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders are urged to consult their tax advisors to determine whether and to what extent such U.S. Holder will be entitled to a foreign tax credit.

  Taxation of Dispositions of ADSs

        Subject to the passive foreign investment company rules discussed below, a U.S. Holder will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS equal to the difference between the amount realized (in U.S. dollars) for the ADS and such U.S. Holder's tax basis (in U.S. dollars) in the ADS.

        The gain or loss will generally be capital gain or loss. A non-corporate U.S. Holder that has held the ADS for more than one year, may be eligible for preferential tax rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

  Disposition of Foreign Currency

        U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our ADSs or on the sale or retirement of an ADS.

  Tax on Net Investment Income

        A Medicare contribution tax of 3.8% is imposed on a portion or all of the net investment income of certain individuals with a modified adjusted gross income of over $200,000 (or $250,000 in the case of joint filers or $125,000 in the case of married individuals filing separately) and on the undistributed net investment income of certain estates and trusts. For these purposes, "net investment income" generally includes income from any dividends paid with respect to ADSs and net gain from the sale, exchange or other taxable disposition of ADSs, reduced by any deductions properly allocable to such income or net gain. U.S. Holders are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of an investment in the ADSs.

  Passive Foreign Investment Company Considerations

        Special U.S. tax rules apply to companies that are considered to be passive foreign investment companies, or PFICs. We will be classified as a PFIC in a particular taxable year if either (i) 75% or more of our gross income for the taxable year is passive income or (ii) on average at least 50% of the value of our assets produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income.

        In making this determination, we will be treated as earning our proportionate share of any income and owning our proportionate share of any assets of any corporation in which we hold a 25% or greater interest (by value).

        Based on our estimated gross income, the average value of our assets, including goodwill, and the nature of our active business, we do not currently expect to be treated as a PFIC for U.S. federal income tax purposes for the U.S. taxable year ending December 31, 2016. Our status for any taxable year will depend on our assets and activities in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC for this year or any future taxable year. The market value of our assets may be determined in large part by reference to the market price of the ADSs, which is likely to fluctuate (and may fluctuate considerably given that market prices of life sciences companies can be especially volatile). Furthermore, because the value of our gross assets is likely to be determined in large part by reference to our market capitalization and the value of our goodwill, a decline in the value of our shares could affect the determination of whether we are a PFIC. A U.S. Holder may be able to mitigate some of the adverse U.S. federal income tax consequences described below with respect to owning the ADSs if we are classified as a PFIC for any taxable year, provided that such U.S. Holder is eligible to make, and validly makes a "mark-to-market" election, described below. In certain circumstances a U.S. Holder can make a "qualified electing fund" election to mitigate some of the adverse tax consequences described with respect to an ownership interest in a PFIC by including in income its share of the PFIC's income on a current basis. However, we do not currently intend to prepare or provide the information that would enable a U.S. Holder to make a qualified electing fund election.

        In the event that we are classified as a PFIC in any year in which a U.S. Holder holds the ADSs, and the "mark-to-market" election described in the following paragraph is not made by a taxable U.S. Holder, a special tax regime will apply with respect to such U.S. Holder to both (a) any gain realized on the sale or other disposition of the ADSs and (b) any "excess distribution" by us to such U.S. Holder (generally, such U.S. Holder's ratable portion of distributions received by such U.S. Holder in any year which are greater than 125% of the average annual distribution received by such U.S. Holder in the shorter of the three preceding years or such U.S. Holder's holding period for the ADSs). Any gain recognized by such U.S. Holder on a sale or other disposition (including a pledge) of the ADSs and any excess distribution would be allocated ratably over such U.S. Holder's holding period for the ADSs.

        The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and the interest charge generally applicable to underpayments of tax would be imposed on taxes deemed to have been payable in for the relevant taxable PFIC years. Classification as a PFIC may also have other adverse tax consequences, including, in the case of U.S. Holders that are individuals, the denial of a step-up in the basis of such U.S. Holder's ADSs at death.

  Mark-to-Market Election

        If we are a PFIC for any taxable year during which a U.S. Holder holds the ADSs, then in lieu of being subject to the special tax regime and interest charge rules discussed above, a U.S. Holder may make an election to include gain on the ADSs as ordinary income under a mark-to-market method, provided that such the ADSs are treated as "regularly traded" on a "qualified exchange." In general, the ADSs will be treated as "regularly traded" for a given calendar year if more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter of such calendar year. Although the U.S. Internal Revenue Service ("IRS") has not published any authority identifying specific exchanges that may constitute "qualified exchanges," Treasury Regulations provide that a qualified exchange is (a) a U.S. securities exchange that is registered with the Securities and Exchange Commission, (b) the U.S. market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a non-U.S. securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such non-U.S. exchange has trading volume, listing, financial disclosure, surveillance and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and the laws of the country in which such non-U.S. exchange is located and the rules of such non-U.S. exchange ensure that such requirements are actually enforced and (ii) the rules of such non-U.S. exchange effectively promote active trading of listed shares. We have received approval to have the ADSs listed on The Nasdaq Global Select Market, which is a U.S. securities exchange that is registered with the SEC. However, no assurance can be given that the ADSs will meet the requirements to be treated as "regularly traded" for purposes of the mark-to-market election. In addition, because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the special tax regime with respect to such holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes, including shares in any future subsidiary of ours that is treated as a PFIC.

        If a U.S. Holder makes this mark-to-market election, such U.S. Holder will be required in any year in which we are a PFIC to include as ordinary income the excess of the fair market value of such U.S. Holder's ADSs at year-end over its basis in those ADSs. In addition, the excess, if any, of such

U.S. Holder's basis in the ADSs over the fair market value of such U.S. Holder's ADSs at year-end is deductible as an ordinary loss in an amount equal to the lesser of (i) the amount of the excess or (ii) the amount of the net mark-to-market gains that have been included in income in prior years by such U.S. Holder. Any gain recognized by such U.S. Holder upon the sale of such U.S. Holder's ADSs will be taxed as ordinary income in the year of sale. Amounts treated as ordinary income will not be eligible for the preferential tax rate applicable to qualified dividend income or long-term capital gains. A U.S. Holder's adjusted tax basis in the ADSs will be increased by the amount of any income inclusion and decreased by the amount of any deductions under the mark-to-market rules. If a U.S. Holder makes a mark-to market election, it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ADSs are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

        The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders are urged to consult their tax advisors with respect to the purchase, ownership and disposition of the ADSs, the availability of the mark-to-market election and whether making the election would be advisable in their particular circumstances, and the IRS information reporting obligations with respect to the purchase, ownership and disposition of the ADSs.

  Information Reporting and Backup Withholding

        Distributions with respect to ADSs and proceeds from the sale, exchange or disposition of ADSs may be subject to information reporting to the U.S. Internal Revenue Service, or IRS, and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability, and a U.S. Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information.

  Foreign Financial Asset Information Reporting

        U.S. Holders who are either individuals or certain domestic entities may be required to submit certain information to the IRS with respect to such holder's beneficial ownership of the ADSs, if such ADSs are not held on such holder's behalf by a financial institution, as our ordinary shares are considered "specified foreign financial assets." This law also imposes penalties and potential other adverse tax consequences if a U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders are urged to consult their tax advisors regarding the potential information reporting obligations that may be imposed with respect to the ownership and disposition of the ADSs.

        The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of the ADSs. Prospective purchases are urged to consult their tax advisors concerning the tax consequences related their particular circumstances.

U.K. Tax Considerations

        The following is a general summary of certain limited U.K. tax considerations relating to the ownership and disposal of the ordinary shares or the ADSs and does not address all possible tax consequences relating to an investment in the ordinary shares or the ADSs. It is based on current

U.K. tax law and published HM Revenue & Customs ("HMRC"), practice as of the date hereof, both of which are subject to change, possibly with retrospective effect.

        Except as provided otherwise, this summary applies only to persons who are resident (and, in the case of individuals, domiciled) in the United Kingdom for tax purposes and who are not resident for tax purposes in any other jurisdiction, and do not have a permanent establishment or fixed base in any other jurisdiction with which the holding of the ordinary shares or the ADSs is connected ("U.K. Holders"). Persons (a) who are not resident (or, if resident, are not domiciled) in the United Kingdom for tax purposes, including those individuals and companies who trade in the United Kingdom through a branch, agency or permanent establishment in the United Kingdom to which the ordinary shares or the ADSs are attributable, or (b) who are resident or otherwise subject to tax in a jurisdiction outside the United Kingdom, are recommended to seek the advice of professional advisors in relation to their taxation obligations.

        This summary is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular:

  •
  this summary only applies to the absolute beneficial owners of the ordinary shares or the ADSs and any dividends paid in respect of the ordinary shares represented by the ADSs where the dividends are regarded for U.K. tax purposes as that person's own income (and not the income of some other person); and

  •
  this summary: (a) only addresses the principal U.K. tax consequences for investors who hold the ordinary shares or the ADSs as capital assets/investments, (b) does not address the tax consequences that may be relevant to certain special classes of investor such as dealers, brokers or traders in shares or securities and other persons who hold the ordinary shares or the ADSs otherwise than as an investment, (c) does not address the tax consequences for holders that are financial institutions, insurance companies, collective investment schemes, pension schemes, charities or tax-exempt organizations, (d) assumes that the holder is not an officer or employee of the Company (or of any related company) and has not (and is not deemed to have) acquired the ordinary shares or the ADSs by virtue of an office or employment, and (e) assumes that the holder does not control or hold (and is not deemed to control or hold), either alone or together with one or more associated or connected persons, directly or indirectly (including through the holding of the ordinary shares), an interest of 10% or more in the issued share capital (or in any class thereof), voting power, rights to profits or capital of the Company, and is not otherwise connected with the company.

        This summary further assumes that a holder of ADSs is the beneficial owner of the underlying ordinary shares for U.K. tax purposes.

        POTENTIAL INVESTORS IN THE ADSs SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES OR ADSs IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

  Taxation of dividends

  Withholding Tax

        Dividend payments in respect of the ordinary shares represented by the ADSs may be made without withholding or deduction for or on account of U.K. tax.

  Income Tax

        Dividends received by individual U.K. Holders will be subject to U.K. income tax on the amount of the dividend paid.

        From April 6, 2016 (subject to formal enactment of the Finance Bill 2016), an individual U.K. Holder will be exempt from U.K. income tax (by applying a nil rate of tax) on the first £5,000 of dividend income received by such individual U.K. Holder in a tax year, regardless of the amount of the individual's other taxable income.

        Dividend income in excess of the £5,000 allowance will be taxed at the rate of 7.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, does not exceed the basic rate income tax limit; at the rate of 32.5% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, exceeds the basic rate income tax limit but does not exceed the higher rate income tax limit; and at the rate of 38.1% to the extent that the dividend, when treated as the top slice of the relevant U.K. Holder's income, exceeds the higher rate income tax limit.

        An individual holder of ordinary shares or ADSs who is not a U.K. Holder will not be chargeable to U.K. income tax on dividends paid by the company, unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or the ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. income tax on dividends received from the company.

  Corporation Tax

        A U.K. Holder within the charge to U.K. corporation tax may be entitled to exemption from U.K. corporation tax in respect of dividend payments. If the conditions for the exemption are not satisfied, or such U.K. Holder elects for an otherwise exempt dividend to be taxable, U.K. corporation tax will be chargeable on the gross amount of any dividends. If potential investors are in any doubt as to their position, they should consult their own professional advisers.

        A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be subject to U.K. corporation tax on dividends received from the Company, unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or the ADSs are attributable. In these circumstances, such holder may, depending on its individual circumstances and if the exemption from U.K. corporation tax discussed above does not apply, be chargeable to U.K. corporation tax on dividends received from the Company.

  Taxation of Disposals

  U.K. Holders

        A disposal or deemed disposal of ordinary shares or ADSs by an individual U.K. Holder may, depending on his or her individual circumstances, give rise to a chargeable gain or to an allowable loss for the purpose of U.K. capital gains tax. The principal factors that will determine the capital gains tax position on a disposal of ordinary shares or ADSs are the extent to which the holder realizes any other capital gains in the tax year in which the disposal is made, the extent to which the holder has incurred capital losses in that or any earlier tax year and the level of the annual allowance of tax-free gains in that tax year (the "annual exemption"). The annual exemption for the 2016/2017 tax year is £11,100. If, after all allowable deductions, an individual U.K. Holder's total taxable income for the year (which, for the avoidance of doubt, will include any dividend income within the £5,000 nil rate band described above) exceeds the basic rate income tax limit, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 20% (with effect from April 6, 2016, subject to the formal enactment of the Finance Bill 2016, which is yet to be enacted). If, after all allowable deductions, an individual

U.K. Holder's total taxable income for the year does not exceed the basic rate income tax limit, and assuming the individual does not have any other taxable capital gains in the tax year that would use up the remaining basic rate allowance, a taxable capital gain accruing on a disposal of ordinary shares or ADSs will be taxed at 10% on an amount that, when treated as the top slice of the relevant U.K. Holder's income/gains, does not exceed the basic rate income tax limit and at 20% on the remainder (again with effect from April 6, 2016, subject to the formal enactment of the Finance Bill 2016, which is yet to be enacted).

        An individual U.K. Holder who ceases to be resident in the United Kingdom (or who fails to be regarded as resident in a territory outside the United Kingdom for the purposes of double taxation relief) for a period of less than five years and who disposes of his or her ordinary shares or ADSs during that period of temporary non-residence may be liable to U.K. capital gains tax on a chargeable gain accruing on such disposal on his or her return to the United Kingdom (or upon ceasing to be regarded as resident outside the United Kingdom for the purposes of double taxation relief) (subject to available exemptions or reliefs).

        A disposal (or deemed disposal) of ordinary shares or ADSs by a corporate U.K. Holder may give rise to a chargeable gain or an allowable loss for the purpose of U.K. corporation tax. Such a holder should be entitled to an indexation allowance, which applies to reduce capital gains to take account of inflation. The allowance may reduce a chargeable gain but will not create or increase an allowable loss.

        Any gains or losses in respect of currency fluctuations over the period of holding the ordinary shares or ADSs would also be brought into account on the disposal.

  Non-U.K. Holders

        An individual holder who is not a U.K. Holder will not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares or ADSs unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the United Kingdom through a branch or agency in the United Kingdom to which the ordinary shares or ADSs are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares or ADSs.

        A corporate holder of ordinary shares or ADSs that is not a U.K. Holder will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares or ADSs unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares or ADSs are attributable. In these circumstances, a disposal (or deemed disposal) of ordinary shares or ADSs by such holder may give rise to a chargeable gain or an allowable loss for the purposes of U.K. corporation tax.

  Inheritance Tax

        If, for the purposes of the Taxes on Estates of Deceased Persons and on Gifts Treaty 1978 between the United States and the United Kingdom, an individual holder of ordinary shares or ADSs is domiciled in the United States and is not a national of the United Kingdom, any ordinary shares or ADSs beneficially owned by that holder will not generally be subject to U.K. inheritance tax on that holder's death or on a gift made by that holder during his/her lifetime, provided that any applicable U.S. federal gift or estate tax liability is paid, except where (i) the ordinary shares or ADSs are part of the business property of a U.K. permanent establishment or pertain to a U.K. fixed base used for the performance of independent personal services; or (ii) the ordinary shares or ADSs are comprised in a settlement unless, at the time the settlement was made, the settlor was domiciled in the United States and not a national of the United Kingdom (in which case no charge to U.K. inheritance tax should apply).

  Stamp Duty and Stamp Duty Reserve Tax

  Issue and Transfer of Ordinary Shares

        No U.K. stamp duty is payable on the issue of the ordinary shares.

        Based on current published HMRC practice and recent case law, there should be no U.K. stamp duty reserve tax ("SDRT") payable on the issue of ordinary shares to a depositary receipt system or a clearance service (for example DTC).

        Transfers of ordinary shares to, or to a nominee or agent for, a person whose business is or includes issuing depositary receipts or to, or to a nominee or agent for, a person whose business is or includes the provision of clearance services, will generally be regarded by HMRC as subject to stamp duty or SDRT at 1.5% of the amount or value of the consideration or, in certain circumstances, the value of the ordinary shares transferred. In practice, this liability for stamp duty or SDRT is in general borne by such person depositing the relevant shares in the depositary receipt system or clearance service. Transfers of ordinary shares between depositary receipt systems and clearance services will generally be exempt from stamp duty and SDRT.

        The transfer on sale of ordinary shares by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer. The purchaser normally pays the stamp duty.

        An agreement to transfer ordinary shares outside a depositary receipt system or a clearance service will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration. Such SDRT is payable on the seventh day of the month following the month in which the charge arises, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

        We do not expect that HMRC will consider any liability to U.K. stamp duty or SDRT to have arisen in relation to the deposit with the custodian or the depositary of the ordinary shares offered by us pursuant to this offering. However, a liability to U.K. stamp duty or SDRT may, depending on the circumstances, arise in respect of the deposit with the custodian or the depositary of ordinary shares where ordinary shares are transferred to the custodian or the depositary otherwise than as an integral part of an issue of share capital.

Transfer of ADSs

        Based on current HMRC published practice, no U.K. stamp duty should be payable on a written instrument transferring an ADS or on a written agreement to transfer an ADS, as an ADS is not regarded as "stock" or a "marketable security" for U.K. stamp duty purposes.

        No SDRT will be payable in respect of an agreement to transfer an ADS, as an ADS is not considered to be a "chargeable security" for the purposes of SDRT.

        The statements above in relation to stamp duty and SDRT apply irrespective of whether the relevant holder of ordinary shares or ADSs is resident or domiciled in the United Kingdom.

LEGAL MATTERS

        Certain legal matters of United States federal law and New York State law will be passed upon for us by Mayer Brown LLP. The validity of the ordinary shares represented by ADSs and certain other matters as to English law will be passed upon for us Mayer Brown International LLP, our English counsel. Cowen and Company, LLC is being represented in connection with this offering by Covington & Burling LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Adaptimmune Therapeutics plc as of December 31, 2015, June 30, 2015 and 2014, and for the six month period ended December 31, 2015 and each of the years in the three year period ended June 30, 2015, which have been prepared under U.S. generally accepted accounting principles ("U.S. GAAP") and which were included in Item 9.01 of the Form 8-K dated July 8, 2016, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The consolidated financial statements of Adaptimmune Therapeutics plc prepared under International Financial Reporting Standards as issued by the International Accounting Standards Board, which are included in the June 30, 2015 Annual Report on Form 20-F and the December 31, 2015 Transition Report on Form 20-F (as defined below and which filings are incorporated by reference herein), are superseded by the consolidated financial statements prepared under U.S. GAAP included in Item 9.01 the Form 8-K dated July 8, 2016, incorporated by reference herein.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form S-3 under the Securities Act. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.adaptimmune.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

        This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 made subsequent to the date of this prospectus supplement until the termination of the offering of the securities described in this prospectus supplement (other than information in such filings that was "furnished," under applicable SEC rules, rather than "filed").

        We incorporate by reference the following documents or information that we have filed with the SEC:

  •
  Our Annual Report on Form 20-F for the fiscal year ended June 30, 2015 filed with the SEC on October 13, 2015 (the "June 30, 2015 Annual Report on Form 20-F");

  •
  Our Transition Report on Form 20-F for the period from July 1, 2015 to December 31, 2015 filed with the SEC on March 17, 2016 (the "December 31, 2015 Transition Report on Form 20-F");

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 filed with the SEC on May 12, 2016;

  •
  Our Current Reports on Form 8-K filed with the SEC on January 8, 2016, February 10, 2016, February 12, 2016, February 16, 2016, April 15, 2016, April 29, 2016, May 24, 2016, June 16, 2016, June 21, 2016, June 23, 2016 and July 8, 2016; and

  •
  The description of our ordinary shares and ADSs contained in our registration statement on Form 8-A, filed with the SEC under the Exchange Act on April 30, 2015, including any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Adaptimmune Therapeutics plc
Attn: Company Secretary
101 Park Drive, Milton Park
Abingdon, Oxfordshire OX14 4RY
United Kingdom
(44) 1235 430000

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different or additional information. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents.

$75,000,000

American Depositary Shares representing Ordinary Shares

Prospectus Supplement

Cowen and Company

                    , 2016

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

Amount to be paid
SEC registration fee	$25,175
FINRA filing fee	$38,000
Printing expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)

Total	$(1)

(1)
These fees are calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        The registrant's articles of association provide that, subject to the provisions of any relevant legislation, each of the registrant's directors and other officers (excluding an auditor) are entitled to be indemnified by the registrant against all liabilities incurred by him in the execution and discharge of his duties or in relation to those duties. The Companies Act 2006 renders void an indemnity for a director against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director.

        In the sales agreement, Cowen will agree to indemnify, under certain conditions, the registrant, members of the registrant's board of directors, certain officers and persons who control the registrant within the meaning of the Securities Act, against certain liabilities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        The registrant maintains directors' and officers' liability insurance, subject to appreciable deductibles at the corporate level, for each wrongful act where corporate reimbursement is available to any director or officer.

Item 16.    Exhibits.

        A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

Item 17.    Undertakings.

(1)
The undersigned registrant hereby undertakes:

a.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    ii.
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    iii.
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that the undertaking set forth in paragraphs (1)(a)(i), (1)(a)(ii) and (1)(a)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

  b.
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  c.
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2)
The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(3)
For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant hereby undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.
Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.
Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

c.
The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

d.
Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(4)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the applicable registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(6)
The undersigned registrant hereby undertakes that:

a.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the undersigned registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

b.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oxfordshire, England, on July 27, 2016.

ADAPTIMMUNE THERAPEUTICS PLC
By:	/s/ JAMES J. NOBLE James J. Noble Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Noble as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on July 27, 2016, in the capacities indicated.

Name	Title

/s/ JAMES J. NOBLE James J. Noble	Chief Executive Officer and Director (Principal Executive Officer)
/s/ ADRIAN RAWCLIFFE Adrian Rawcliffe	Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)
/s/ JONATHAN KNOWLES Jonathan Knowles, Ph.D.	Chairman of the Board of Directors and Director
/s/ DAVID M. MOTT David M. Mott	Vice-Chairman of the Board of Directors and Director

Name	Title

/s/ LAWRENCE M. ALLEVA Lawrence M. Alleva	Director
/s/ ALI BEHBAHANI Ali Behbahani, M.D.	Director
/s/ BARBARA DUNCAN Barbara Duncan	Director
/s/ IAN M. LAING Ian M. Laing	Director
/s/ ELLIOTT SIGAL Elliott Sigal, M.D., Ph.D.	Director
/s/ PETER THOMPSON Peter Thompson, M.D.	Director

 SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Adaptimmune Therapeutics plc, has signed this registration statement or amendment thereto on July 27, 2016.

ADAPTIMMUNE LLC
By:	/s/ JAMES J. NOBLE
	Name:	James J. Noble
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number		Description of Exhibit
1.1	+	Form of Underwriting Agreement.

1.2	**	Sales Agreement, dated as of July 27, 2016, between Adaptimmune Therapeutics plc and Cowen and Company, LLC.

3.1	*	Articles of Association of Adaptimmune Therapeutics plc (incorporated by reference to Exhibit 3.1 to our Form 8-K filed with the SEC on June 16, 2016).

4.1	*	Form of certificate evidencing ordinary shares (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form F-1 (file no: 333-203267)).

4.2	*	Form of Deposit Agreement among Adaptimmune Therapeutics plc, Citibank, N.A., as the depositary bank and Holders and Beneficial Owners of ADSs issued thereunder (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form F-1 (file no: 333-203267)).

4.3	*	Form of American Depositary Receipt (included in Exhibit 2.2) (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form F-1 (file no: 333-203267)).

5.1	**	Opinion of Mayer Brown International LLP.

10.1	†*	Commercial Development and Supply Agreement, dated June 16, 2016, between Life Technologies Corporation and Adaptimmune Limited (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on June 21, 2016).

10.2	*	Letter of Appointment, dated May 23, 2016, between Adaptimmune Therapeutics plc and Barbara Duncan (incorporated by reference to Exhibit 99.1 to our Form 8-K filed with the SEC on June 23, 2016).

23.1	**	Consent of Mayer Brown International LLP (included as part of Exhibit 5.1).

23.2	**	Consent of KPMG LLP.

24.1	**	Power of Attorney (included in the signature page to this registration statement).

*
Previously filed.

**
Filed herewith.

†
Confidential treatment previously requested as to portions of the exhibit. Confidential materials omitted and filed separately with the Securities and Exchange Commission.

+
To the extent applicable, to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference or by post-effective amendment.